Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272078 on Form S-8 of our report dated April 15, 2024, relating to the financial statements of CaliberCos Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tempe, Arizona
April 15, 2024
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